          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[ x ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
      240.14a-12

                       MCCORMICK & COMPANY, INCORPORATED
                ------------------------------------------------
                (Name of Registrant as specified in its Charter)

            The Board of Directors of McCormick & Company, Incorporated
            -----------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
[   ] $500 per each party to the controversy pursuant to Exchange Act
      Rule14a-6(i)(3)
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            1) Title of each class of securities to which transaction applies:
               ---------------------------------------------------------------

            2) Aggregate number of securities to which transaction applies:
               ---------------------------------------------------------------

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
               ---------------------------------------------------------------

            4) Proposed maximum aggregate value of transaction:
               ---------------------------------------------------------------

[   ]        Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

            1) Amount Previously Paid:
               ---------------------------------------------------------------

            2) Form, Schedule of Registration Statement No.:
               ---------------------------------------------------------------

            3) Filing Party:
               ---------------------------------------------------------------

            4) Date Filed:
               ---------------------------------------------------------------

                       MCCORMICK & COMPANY, INCORPORATED
                               18 LOVETON CIRCLE
                             SPARKS, MARYLAND 21152

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 18, 1998

    The Annual Meeting of the Stockholders of McCormick & Company, Incorporated will be held at the Hunt Valley Inn, Hunt Valley, Maryland at 10:00 a.m., March 18, 1998, for the purpose of considering and acting upon:

    (a) the election of directors to act until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

    (b) the approval of the Mid-Term Incentive Program, which has been adopted by the Board of Directors subject to the approval of the stockholders;

    (c) the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 1998 fiscal year; and

    (d) any other matters that may properly come before such meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on December 31, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof. Only holders of Common Stock shall be entitled to vote. Holders of Common Stock Non-Voting are welcome to attend and participate in this meeting.

--------------------------------------------------------------------------------

IF YOU ARE A HOLDER OF COMMON STOCK, A PROXY CARD IS ENCLOSED. PLEASE SIGN THE PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE IN ORDER THAT YOUR STOCK MAY BE VOTED AT THIS MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

--------------------------------------------------------------------------------

    February 18, 1998                                          Robert W. Skelton
                                                                       Secretary

                                PROXY STATEMENT

                              GENERAL INFORMATION

    This Proxy Statement is furnished on or about February 18, 1998 to the holders of Common Stock in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders or any adjournments thereof. Any proxy given may be revoked at any time insofar as it has not been exercised. Such right of revocation is not limited or subject to compliance with any formal procedure. The shares represented by all proxies received will be voted in accordance with the instructions contained in the respective proxies. The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone, telegraph, or personal interview. The Company also may request brokers and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company may reimburse them for their expenses in so doing.

    At the close of business on December 31, 1997, there were outstanding 10,203,697 shares of Common Stock which represent all of the outstanding voting securities of the Company. Except for certain voting limitations imposed by the Company's Charter on beneficial owners of ten percent or more of the outstanding Common Stock, each of said shares of Common Stock is entitled to one vote. Only holders of record of Common Stock at the close of business on December 31, 1997 will be entitled to vote at the meeting or any adjournments thereof.

                             PRINCIPAL STOCKHOLDERS

    On December 31, 1997, the assets of The McCormick Profit Sharing Plan and PAYSOP (the "Plan") included 2,545,946 shares of the Company's Common Stock, which represented 24.95% of the outstanding shares of Common Stock. The address for the Plan is 18 Loveton Circle, Sparks, Maryland 21152. The Plan is not the beneficial owner of the Common Stock for purposes of the voting limitations described in the Company's Charter. Each Plan participant has the right to vote all shares of Common Stock allocated to such participant's Plan account. The Plan's Investment Committee possesses investment discretion over the shares, except that, in the event of a tender offer, each participant of the Plan is entitled to instruct the Investment Committee as to whether to tender Common Stock allocated to such participant's account. Membership on the Investment Committee consists of three directors, Robert G. Davey, Carroll D. Nordhoff, and Karen D. Weatherholtz, and the Company's Vice President & Controller, J. Allan Anderson, the Company's Vice President & Treasurer, Christopher J. Kurtzman and the Company's Vice President, General Counsel & Secretary, Robert W. Skelton. Mary D. McCormick, whose address is 830 West 40th Street, Baltimore, Maryland 21211, held 609,012 shares of Common Stock as of December 31, 1997, representing 5.97% of the outstanding shares of Common Stock. Harry K. Wells and his wife Lois L.Wells, whose address is P. O. Box 409, Riderwood, Maryland 21139, held in two trusts 586,623 shares of Common Stock as of December 31, 1997, representing 5.75% of the outstanding shares of Common Stock.

                             ELECTION OF DIRECTORS

    On June 1, 1997, Richard W. Single, Sr. retired as a member of the Board of Directors and as Vice President--Government Affairs & Secretary/Counsel to the Board of Directors. On January 1, 1998, Dr. James J. Albrecht retired as a member of the Board of Directors and as Vice President--Science & Technology. The Company is grateful to Mr. Single and Dr. Albrecht for their contributions during their many years of service.

    The persons listed in the following table have been nominated for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unavailable for election. In the event a vacancy should occur, the proxy holders reserve the right to reduce the total number of nominations for election. There is no family relationship between any of the nominees. No nominee has a substantial interest in any matter to be acted upon at the Annual Meeting.

    The following table shows, as of December 31, 1997, the names and ages of all nominees, the principal occupation and business experience of each nominee during the last five years, the year in which each nominee was first elected to the Board of Directors, the amount of securities beneficially owned by each nominee, and directors and executive officers as a group, and the nature of such ownership. Except as otherwise noted, no nominee owns more than one percent of either class of the Company's common stock.

    REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE
                             NOMINEES LISTED BELOW.

                                                                                             AMOUNT AND NATURE* OF
                                                                                             BENEFICIAL OWNERSHIP
                                                                                            -----------------------
                                                                               YEAR FIRST                  COMMON
                                              PRINCIPAL OCCUPATION &            ELECTED                     NON-
NAME                            AGE            BUSINESS EXPERIENCE              DIRECTOR      COMMON       VOTING
------------------------------  ---  ----------------------------------------  ----------   ----------   ----------
James S. Cook.................  69   Former Executive in Residence,               1982         1,833         3,675
                                     Northeastern University (1986 to 1997)

Robert G. Davey...............  48   Executive Vice President & Chief             1994        27,057         4,799
                                     Financial Officer (1996 to Present);
                                     Vice President & Chief Financial Officer
                                     (1994 to 1996); President, McCormick
                                     Canada, Inc., a subsidiary of the
                                     Company (1991 to 1994)

Freeman A. Hrabowski, III.....  47   President, University of Maryland            1997            83             0
                                     Baltimore County (1992 to Present)

Robert J. Lawless.............  51   President (1996 to Present), Chief           1994        30,498        24,991
                                     Executive Officer (1997 to Present) &
                                     Chief Operating Officer (1995 to
                                     Present), Executive Vice President (1995
                                     to 1996); Senior Vice President--The
                                     Americas (1994 to 1995); Group Vice
                                     President--Europe (1993 to 1994); Vice
                                     President & Deputy Managing Director,
                                     International Group (1991 to 1993)

Charles P. McCormick, Jr......  69   Chairman of the Board (1994 to Present),     1955       264,986**      16,917
                                     Chief Executive Officer (1996 to 1997);                    (2.6%)
                                     Chairman Emeritus (1993 to 1994);
                                     Chairman of the Board (1988 to 1993),
                                     Chief Executive Officer (1987 to 1992)



                                                                                             AMOUNT AND NATURE* OF
                                                                                             BENEFICIAL OWNERSHIP
                                                                                            -----------------------
                                                                               YEAR FIRST                  COMMON
                                              PRINCIPAL OCCUPATION &            ELECTED                     NON-
NAME                            AGE            BUSINESS EXPERIENCE              DIRECTOR      COMMON       VOTING
------------------------------  ---  ----------------------------------------  ----------   ----------   ----------
George V. McGowan.............  69   Chairman of the Executive Committee,         1983         2,349         2,808
                                     Baltimore Gas and Electric Company (1993
                                     to Present); Chairman of the Board &
                                     Chief Executive Officer, Baltimore Gas
                                     and Electric Company (1988 to 1992)

Carroll D. Nordhoff...........  52   Executive Vice President (1994 to            1991        55,096        17,663
                                     Present); Executive Vice President -The
                                     Americas (1993 to 1994); Executive Vice
                                     President--Corporate Operations Staff
                                     (1992 to 1993)

Robert W. Schroeder...........  52   Vice President & General Manager,            1996        13,347         8,425
                                     McCormick/Schilling Division (1995 -
                                     Present); Vice President-- Sales &
                                     Marketing, McCormick/Schilling Division
                                     (1994 - 1995); Vice President -Packaging
                                     Group (1991 - 1994)

William E. Stevens............  55   Executive Vice President, Mills &            1988         2,833         7,950
                                     Partners, (1996 to Present); President
                                     and Chief Executive Officer, United
                                     Industries Corp. (1989 to 1996)

Karen D. Weatherholtz.........  47   Vice President--Human Relations              1992        21,885         7,667
                                     (1988 to Present)

Directors and Executive Officers as a Group
  (14 persons)........................................                                        528,716      136,379
                                                                                                (5.2%)

Footnotes continued on next page

* Includes shares of Common Stock and Common Stock Non-Voting known to be beneficially owned by directors and executive officers alone or jointly with spouses, minor children and relatives (if any) who have the same home as the director or executive officer. Also includes the following numbers of shares which could be acquired within 60 days of December 31, 1997 pursuant to the exercise of stock options: Mr. Cook--1,750 shares of Common Stock, 1,750 shares of Common Stock Non-Voting; Mr. Davey--11,397 shares of Common Stock, 4,799 shares of Common Stock Non-Voting; Mr. Hrabowski--0 shares of Common Stock, 0 shares of Common Stock Non-Voting; Mr. Lawless--14,798 shares of Common Stock, 5,932 shares of Common Stock Non-Voting; Mr. McCormick--14,875 shares of Common Stock, 6,125 shares of Common Stock Non-Voting; Mr. McGowan
    - 1,750 shares of Common Stock, 1,750 shares of Common Stock Non-Voting; Mr. Nordhoff--20,145 shares of Common Stock, 9,382 of Common Stock Non-Voting; Mr. Schroeder--10,013 shares of Common Stock, 4,338 of Common Stock Non-Voting; Mr. Stevens--1,750 shares of Common Stock, 1,750 shares of Common Stock Non-Voting; Ms. Weatherholtz--6,750 shares of Common Stock, 2,250 shares of Common Stock Non-Voting; and directors and executive officers as a group -109,550 shares of Common Stock, 49,151 shares of Common Stock Non-Voting. Also includes shares of Common Stock which are beneficially owned by certain directors and officers by virtue of their participation in the McCormick Profit Sharing Plan and PAYSOP: Mr. Davey--2,119 shares; Mr. Lawless--1,542 shares; Mr. Nordhoff--7,659 shares; Ms. Weatherholtz--8,534 shares; and directors and executive officers as a group--40,502 shares.

** Includes 2,768 shares of Common Stock owned by Mr. McCormick's wife. Mr. McCormick disclaims beneficial ownership of said shares.

BOARD COMMITTEES

    The Board of Directors has established the following committees to perform certain specific functions. There is no Nominating Committee of the Board of Directors. Board Committee membership as of February 18, 1998 is listed below.

    AUDIT COMMITTEE. This Committee reviews the plan for and the results of the independent audit and internal audit, reviews the Company's financial information and internal accounting and management controls, and performs other related duties. The following directors are currently members of the Committee and serve at the pleasure of the Board of Directors: Messrs. Cook, Hrabowski and Stevens. The Audit Committee held five meetings during the last fiscal year.

    COMPENSATION COMMITTEE. This Committee establishes and oversees executive compensation policy; makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer, other members of the Executive Committee, and any other executives listed in the proxy statement as one of the five highest paid executives; and approves the grant of stock options, the timing of the grants, the price at which the options are to be offered, and the amount of the options to be granted to employee directors and officers. The following directors are members of the Committee and serve at the pleasure of the Board of Directors: Messrs. Cook, McGowan and Stevens. None of the Committee members are employees of the Company or are eligible to participate in the Company's stock option programs which are administered by the Committee. The Compensation Committee held six meetings during the last fiscal year.

    EXECUTIVE COMMITTEE. This Committee possesses authority to exercise all of the powers of the Board of Directors in the management and direction of the affairs of the Company between meetings of the Board of Directors, subject to specific limitations and directions of the Board of Directors and subject to limitations of Maryland law. This Committee also reviews and approves all benefits and salaries of a limited group of senior executives and reviews and approves individual awards under approved stock option plans for all persons except directors and officers (see Compensation Committee). The following directors are currently members of the Committee and serve at the pleasure of the Board of Directors: Messrs. Davey, Lawless, McCormick, and Nordhoff. The Executive Committee held 18 meetings during the last fiscal year.

ATTENDANCE AT MEETINGS

    During the last fiscal year, there were 9 meetings of the Board of Directors. All of the Directors were able to attend at least 75% of the total number of meetings of the Board and the Board Committees on which they served.

OTHER DIRECTORSHIPS

    Certain individuals nominated for election to the Board of Directors hold directorships in other companies. Dr. Hrabowski is a director of Baltimore Gas and Electric Company, the Baltimore Equitable Society, Mercantile Shareholders Corporation and UNC, Incorporated. Mr. Lawless is a director of Carpenter Technology Corporation. Mr. McGowan is a director of Baltimore Gas and Electric Company, Baltimore Life Insurance Company, GTS Duratek Inc., Life of Maryland, Inc., NationsBank, N.A., Organization Resources Counselors, Inc., Scientech, Inc., and UNC, Incorporated. Mr. Stevens is a director of The Earthgrains Company.

                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Company has at the core of its compensation philosophy to attract, motivate and retain top quality executives who will think and act like owners and who will make decisions in the best interests of our shareholders. This is accomplished by offering a total compensation package that reflects the stated financial goals of the Company, provides support and direction for our corporate strategy, and compensates competitively for each executive's responsibilities and performance. Through a mix of base salary, an annual incentive program, a proposed mid-term incentive program, and a long-term incentive program, the Company is able to achieve focus on individual, operating unit, and corporate success.

    To assist the Company in determining the relevance and competitiveness of its executive compensation, periodic special studies are conducted by independent compensation consultants. During 1997, the Compensation Committee engaged Towers Perrin to review the Company's compensation policies and practices. The independent consultant reported the following findings:

    - The Company's annual incentive plan design provides strong linkage between an executive's pay and the achievement of objective performance targets.

    - The annual incentive measures of profit growth, economic value added, and earnings per share growth reflect the Company's stated objectives.

    - Use of peer company comparison to set performance targets provides an objective basis for measuring corporate success.

    - The Company's use of stock options as its long-term incentive program aligns the interests of senior executives with shareholder performance.

    - Shareholdings of the majority of the Company's executives exceed typical guidelines as a multiple of annual salary.

    - Base salaries are consistent overall with median levels paid to senior executives having similar roles and responsibilities at food and manufacturing companies of comparable size.

    - Annual incentive target awards and long-term incentive target awards are below market competitive levels.

    The consultant also made the following recommendations, which were approved by the Compensation Committee and the Board of Directors:

    - Raise annual incentive targets to a level that is comparable to annual targets for other peer companies. This action not only provides a level of annual incentive target that is competitive, but also increases the portion of executive pay that is at risk based on company performance.

    - Under the Company's long-term incentive plan, grant ten (10) year options starting in 1998, rather than five (5) year options granted in recent years. This action will, for most executives, result in competitive levels of long-term incentives relative to peer companies. For a few of the most senior executives, an increase in the number of shares granted is necessary to provide a competitive total compensation package. This was recommended by the consultant to provide maximum alignment of executive compensation with shareholder interests.

    - Introduce a Mid-Term Incentive Program for a limited group of key senior executives in order to support key strategies of the Company.

BASE SALARIES

    Salary levels of the Company's senior executives are reviewed annually and, where appropriate, are adjusted to reflect individual responsibilities and performance as well as the Company's competitive position within the food industry. The Compensation Committee sets base salaries by targeting midpoints of the marketplace median and adjusting each executive officer's salary to reflect individual performance, experience, and contribution. The Compensation Committee considers salaries paid to senior executives at companies which are comparable to the Company (based on line of business or sales volume) in establishing base salaries for senior executives of the Company. Those companies included most of the fifteen companies in the S&P Food Products Index and other manufacturing companies which are not included in that index but which had similar sales volumes.

    ANNUAL INCENTIVE PROGRAM

    The following methodology was used to determine bonus payouts for fiscal year 1997:

    ACTIONS AT THE START OF THE FISCAL YEAR:

    - A target bonus was set for each participating executive based upon a percentage of the midpoint of the salary range for the executive's job and was calculated to provide median compensation for growth that is comparable to peer companies in the food industry.

    - The Compensation Committee approved the level of payment to be made for superior performance relative to peer companies. In no case does the maximum payment to an individual exceed two times the target bonus. No bonus is paid to a participating executive if there is no growth in earnings per share.

    - The amount of target bonus payable to operating unit executives was based on a formula, weighted two-thirds on achievement of the operating profit and economic value added objectives of the executive's operating unit and one-third on growth in the Company's earnings per share.

    ACTIONS AT FISCAL YEAR END:

    - Financial statements were prepared for the Company and each operating unit.

    - Calculations were made according to the formula for each operating unit and for the Company. Extraordinary events such as major restructuring were excluded.

MID-TERM INCENTIVE PROGRAM

    Subject to shareholder approval, the Compensation Committee and the Board of Directors have approved a Mid-Term Incentive Program for the three year period beginning December 1, 1997 and ending November 30, 2000. The Program is described in detail on page 19.

    The Compensation Committee believes that this new Program will play an important role in aligning the compensation of top executives with the key strategic needs of the Company during the next three years. The Committee recommends implementation of this Program for the following reasons:

1) It facilitates clear focus on the strategic objectives that will drive the Company's success; specifically, sales growth and total shareholder return.

2) The Program is targeted to executives who are in positions which have a significant impact on the achievement of objectives of the Company as a whole, and who must provide strategic focus to a time horizon that extends beyond any one fiscal year.

3) The Program is designed such that award amounts are tightly linked to the level of achievement of the Program's objectives, and the rewards are highly leveraged, so that superior payouts are made only for superior performance.

4) It enhances our overall incentive program when combined with stock options to achieve McCormick's longer term strategies.

5) The Program provides a means to motivate and retain top talent at the most senior levels.

LONG-TERM INCENTIVE PROGRAM

    Under the Long-Term Incentive Program, stock options are granted by the Compensation Committee to key management employees of the Company, including executive officers. The purpose of stock option grants is to aid the Company in securing and retaining capable employees by offering them an incentive, in the form of a proprietary interest in the Company, to join or continue in the service of the Company and to maximize their efforts to promote its economic performance. This incentive is created by granting options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the employee may not profit from the option unless the Company's stock price increases. Options granted are designed to help the Company retain employees in that they are not fully exercisable in the early years and "vest" only if the employee remains with the Company. Accordingly, an employee must remain with the Company for a period of years in order to enjoy the full economic benefit of the option. The number of options granted is a function of the recipient's salary grade level.

    McCormick has not found it necessary to establish share ownership guidelines for its executives, since the majority of executives EXCEED the typical ownership guidelines.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Lawless served as the Company's chief executive officer for 11 months of fiscal year 1997, succeeding Mr. McCormick who served as CEO for the first month of the fiscal year.

    As a non-employee CEO, Mr. McCormick received a monthly consulting fee for services rendered to the Company. His fee for December 1996, while he was CEO, was $47,583.33. In January 1997, Mr. McCormick relinquished the title of CEO, while retaining the title of Chairman of the Board. His monthly fee for the remainder of fiscal year 1997 was $13,725.

    In March 1997, Mr. McCormick was awarded a stock option in the amount of 12,000 shares. Mr. McCormick's annual incentive award for fiscal 1997 was $124,500, and was determined by the criteria and calculations applied to other executives and described on page 9.

    Mr. Lawless' base compensation in the salary column of the Summary Compensation Table on page 13 consists of $443,334 for the period he has been CEO and $30,833 for the one month prior to his promotion to CEO. Mr. Lawless' salary changes during 1997 include a promotional increase when he assumed the position and responsibilities of CEO, a merit increase determined according to the same criteria as other executives, and a competitive pay adjustment as a result of the compensation review conducted by the independent consultant.

    In March 1997, Mr. Lawless was awarded a stock option in the amount of 53,000 shares. Mr. Lawless' annual incentive award for fiscal year 1997 was $385,000, and was determined by the criteria and calculations applied to other executives and described on page 9.

1997 COMPENSATION ACTIONS--OTHER EXECUTIVE OFFICERS

    Salary increases, annual incentive awards and long-term incentive grants for executive officers were granted in a manner consistent with those granted to other Company managers.

    Submitted By:


COMPENSATION COMMITTEE            EXECUTIVE COMMITTEE
--------------------------------  ----------------------------

George V. McGowan, Chairman       Robert J. Lawless, Chairman
James S. Cook                     Robert G. Davey
George W. Koch (retired 3/97)     Charles P. McCormick, Jr.
William E. Stevens                Carroll D. Nordhoff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    After the retirement of Mr. Koch in March 1997, during fiscal year 1997 the Compensation Committee was comprised of three independent outside directors. Members are James S. Cook, George V. McGowan (Chairman) and William E. Stevens. No member of the Committee has any interlocking or insider relationship with the Company which is required to be reported under the applicable rules and regulations of the Securities and Exchange Commission.

    At the close of fiscal year 1997, members of the Executive Committee were Robert G. Davey, Robert J. Lawless (Chairman), Charles P. McCormick, Jr. and Carroll D. Nordhoff. All except Mr. McCormick are employees and executive officers of the Company. Mr. McCormick is a retired employee of the Company. The table beginning on page 4 of this Proxy Statement sets forth the business experience of each of the members.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered during each of the fiscal years ended November 30, 1997, 1996 and 1995 to the two individuals who served as Chief Executive Officer of the Company during the 1997 fiscal year and each of the four most highly compensated executive officers who were executive officers on the last day of the 1997 fiscal year, determined by reference to total annual salary and bonus for the 1997 fiscal year.

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                                               ---------------------
                                    ANNUAL COMPENSATION                                               AWARDS
--------------------------------------------------------------------------------------------   ---------------------     ALL OTHER
                                          FISCAL      (1)                     OTHER ANNUAL     SECURITIES UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR    SALARY ($)   BONUS ($)   COMPENSATION ($)     OPTIONS/SARS (#)        ($) (2)
----------------------------------------  ------   ----------   ---------   ----------------   ---------------------   ------------
CHARLES P. MCCORMICK, JR.(3)............   1997       --         124,500       226,858(4)             12,000                  0
Chairman of the Board                      1996       --         195,300       600,000(4)             26,000                  0
& Chief Executive Officer                  1995       --           6,690       226,800(4)              6,000                  0

ROBERT J. LAWLESS(3)....................   1997     479,567      385,000              (4)             53,000              5,217
President & Chief                          1996     359,567      123,540                              25,000              4,005
Executive Officer                          1995     239,567       40,031                              12,250              2,736

ROBERT G. DAVEY.........................   1997     284,567      195,240              (4)             28,600              4,091
Executive Vice President &                 1996     227,483       66,500                              17,800              3,389
Chief Financial Officer                    1995     194,350        6,825                              11,500              2,735

CARROLL D. NORDHOFF.....................   1997     267,400      170,160              (4)             28,600              4,345
Executive Vice President                   1996     255,594       63,300                              21,000              3,722
                                           1995     242,629        8,447                              13,250              3,026

ROBERT W. SCHROEDER.....................   1997     250,400      142,000              (4)             22,100              4,008
Vice President & General Manager -         1996     219,167       47,000                              14,800              3,475
      McCormick/Schilling Divsion          1995     185,892       25,080                               4,800              2,736

JAMES J. ALBRECHT.......................   1997     266,775      111,480              (4)             18,700              4,247
Vice President -                           1996     259,103       34,000                              13,200              3,651
Science & Technology                       1995     246,171       30,968                               7,750              2,880

-------------------------------------------------------------------------------------------------------------------------------


--------------------
(1) Includes Corporate Board of Directors fees and service awards.

(2) Amounts paid or accrued under the Company's Profit Sharing Plan for the accounts of such individuals. Figures for 1997 are estimates. The stated figure includes payments persons would have received under the Company's Profit Sharing Plan but for certain limits imposed by the Internal Revenue
    Code: (i) for 1997 for Dr. Albrecht and Messrs. Davey, Lawless, Nordhoff and Schroeder in the amounts of $881, $725, $1,858, $979 and $642, respectively;
    (ii) for 1996 for

    Dr. Albrecht and Messrs. Davey, Lawless, Nordhoff and Schroeder payments in the amounts of $581, $319, $935, $652 and $405, respectively; (iii) for 1995 for Dr. Albrecht and Mr. Nordhoff in the amounts of $144 and $290, respectively.

(3) Mr. McCormick served as Chief Executive Officer from January 1, 1996 to January 1, 1997; Mr. Lawless became Chief Executive Officer on January 1, 1997.

(4) Mr. McCormick is paid a consulting fee for services rendered to the Company. There is no amount of other annual compensation that is required to be reported.

                           COMPENSATION OF DIRECTORS

    Corporate Board of Directors fees were paid at the rate of $5,400 per year for each director who was an employee of the Company during the fiscal year ended November 30, 1997. Fees paid to each director who was not an employee of the Company consist of an annual retainer fee of $20,000 in cash, $2,000 in Common Stock of the Company, and $1,100 for each Board meeting attended. Non-employee directors serving on Board Committees receive $1,000 for each Committee meeting attended, with Committee chairs receiving an additional $250 for each Committee meeting attended.

    On July 18, 1994, Mr. McCormick was elected as Chairman of the Board. Mr. McCormick's services in such capacity are consultative in nature. His compensation arrangements are discussed at page 11.

                               PENSION PLAN TABLE

    The following table shows the estimated annual benefits (on a single-life basis), including supplemental benefits, payable upon retirement (assuming retirement at age 65) to participants in the designated average compensation and years of service classifications:

                                             YEARS OF SERVICE
   AVERAGE     ----------------------------------------------------------------------------
COMPENSATION    10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------  -----------  -----------  -----------  -----------  -----------  -----------
  $ 300,000        51,997       77,997      103,996      129,995      155,994      181,994
    350,000        60,697       91,047      121,396      151,745      182,094      212,444
    400,000        69,397      104,097      138,796      173,495      208,194      242,894
    450,000        78,097      117,147      156,196      195,245      234,294      273,344
    500,000        86,797      130,197      173,596      216,995      260,394      303,794
    550,000        95,497      143,247      190,996      238,745      286,494      334,244
    600,000       104,197      156,297      208,396      260,495      312,594      364,694
------------------------------------------------------------------------------------------


    The Company's Pension Plan is non-contributory. A majority of the employees of the Company and participating subsidiaries are eligible to participate in the Plan upon completing one year of service and attaining age 21. The Plan provides benefits (which are reduced by an amount equal to 50% of the participant's Social Security benefit) based on an average of the participant's highest consecutive 60 months of compensation, excluding any cash bonuses, and length of service. In 1979, the Company adopted a supplement to its Pension Plan to provide a limited group of its senior executives with an inducement to retire before age 65. That group of senior executives will receive credit for additional service for employment after age 55. In 1983, the supplement was expanded to include a significant portion of the senior executives' bonuses in the calculation of pension benefits. The supplement was amended in 1996 to provide that if a senior executive with Company service outside the U.S. retires after serving at least his or her last three years in the U.S., all of the executive's years of Company service, including years of service with foreign subsidiaries of the Company, will be counted in calculating pension benefits. The group of senior executives includes those listed in the table on page 13.

    For purposes of calculating the pension benefit, the average of the highest consecutive 60 months of compensation for Dr. Albrecht and Messrs. Davey, Lawless, Nordhoff and Schroeder as of November 30, 1997 was $343,831, $315,490, $475,989, $349,987 and $289,110, respectively. The years of credited service for Dr. Albrecht and Messrs. Davey, Lawless, Nordhoff and Schroeder as of the same date were 15, 4, 7, 27 and 12 years, respectively.

    Mr. Lawless and Mr. Davey are also entitled to receive pension benefits under the registered pension plan ("RPP") offered to employees of McCormick Canada, Inc. Benefits under the RPP are based on the average of the participant's highest three consecutive years of earnings. Upon retirement the Company has agreed to pay Mr. Lawless and Mr. Davey a supplemental benefit equal to the excess, if any, of the benefit calculated under the RPP (assuming all their service at McCormick Canada and the Company had been under the RPP) over
(i) the pension benefit accrued under RPP (based on years of service with McCormick Canada) plus (ii) the benefit accrued under the Company's Pension Plan (based on years of service with the Company).

                                 STOCK OPTIONS

    During the last fiscal year, the Company has granted stock options to certain employees, including executive officers, pursuant to stock option plans approved by the Company's stockholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL
                                                                                                      REALIZABLE VALUE
                                          INDIVIDUAL GRANTS*                                              AT ASSUMED
------------------------------------------------------------------------------------------------       ANNUAL RATES OF
                                      NUMBER OF      % OF TOTAL                                          STOCK PRICE
                                      SECURITIES    OPTIONS/SARS                                      APPRECIATION FOR
                                      UNDERLYING     GRANTED TO    EXERCISE OR BASE                  OPTION TERM ($)**
                                     OPTIONS/SARS   EMPLOYEES IN        PRICE         EXPIRATION   -----------------------
NAME                                 GRANTED (#)    FISCAL YEAR       ($/SHARES)         DATE      0%      5%       10%
-----------------------------------  ------------   ------------   ----------------   ----------   ---  --------  --------
Charles P. McCormick, Jr...........     12,000          1.3%            $24.25         03/18/02    $0   $ 80,400  $177,600

Robert J. Lawless..................     53,000          5.7%            $24.25         03/18/02    $0   $355,100  $784,400

Robert G. Davey....................     28,600          3.1%            $24.25         03/18/02    $0   $191,620  $423,280

Carroll D. Nordhoff................     28,600          3.1%            $24.25         03/18/02    $0   $191,620  $423,280

Robert W. Schroeder................     22,100          2.4%            $24.25         03/18/02    $0   $148,070  $327,080

James J. Albrecht..................     18,700          2.0%            $24.25         03/18/02    $0   $125,290  $276,760

--------------------------------------------------------------------------------------------------------------------------


--------------------
* In general, the stock options are exercisable cumulatively as follows: none of the shares granted during the first year of the option; not more than 50% of the shares granted during the second year of the option; and 100% of the shares granted, less any portion of such option previously exercised, at any time during the period between the end of the second year of the option and the expiration date. Approximately 385 employees of the Company were granted options under the Company's option plans during the last fiscal year.

** The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% compounded annual rates set by the Securities and Exchange Commission, and therefore are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The potential realizable values illustrated at 5% and 10% compound annual appreciation assume that the price of the Company's Common Stock increases $6.70 and $14.80 per share, respectively, over the 5-year term of the options. If the named executives realize these values, the Company's stockholders will realize aggregate appreciation in the price of the approximately 74 million shares of the Company's Common Stock outstanding as of December 31, 1997 of approximately $494 million and $1.09 billion, over the same period.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                                          VALUE OF UNEXERCISED
                                                                                NUMBER OF SHARES              IN-THE-MONEY
                                                                             UNDERLYING UNEXERCISED           OPTIONS/SARS
                                          SHARES ACQUIRED      VALUE       OPTIONS/SARS AT FY-END (#)         AT FY-END($)
NAME                                      ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE    EXERCISALE/UNEXERCISABLE
----------------------------------------  ---------------   ------------   --------------------------   -------------------------
Charles P. McCormick, Jr................      0                $0                21,000/25,000              $ 88,000/$80,625

Robert J. Lawless.......................      0                $0                20,730/77,320              $ 84,229/$221,696

Robert G. Davey.........................      0                $0                16,196/48,704              $ 66,183/$148,967

Carroll D. Nordhoff.....................      0                $0                29,527/54,573              $120,216/$167,759

Robert W. Schroeder.....................      0                $0                14,351/35,149              $ 57,248/$103,552

James J. Albrecht.......................      0                $0                12,483/39,917              $ 47,636/$130,265

-----------------------------------------------------------------------------------------------------------------------------


    Set forth below is a line graph comparing the yearly percent change in the Company's cumulative total shareholder return (stock price appreciation plus reinvestment of dividends) on the Company's Common Stock with (i) the cumulative total return of the Standard & Poor's 500 Stock Index, assuming reinvestment of dividends, and (ii) the cumulative total return of the Standard & Poor's Food Products Index, assuming reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                    AMONG MCCORMICK & COMPANY, INCORPORATED,
                S&P 500 STOCK INDEX & S&P FOOD PRODUCTS INDEX**


--------------------------------------------------------------------------------------------------------------------------------
                                                        11/92        11/93        11/94        11/95        11/96        11/97
--------------------------------------------------------------------------------------------------------------------------------
McCormick                                                    100           83           69           88           95         104
& Company,
Inc.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
S&P 500                                                      100          110          111          152          195         250
Index:
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
S&P Foods                                                    100           92           97          125          158         213
Index:
--------------------------------------------------------------------------------------------------------------------------------

Assumes $100 invested on December 1, 1992 in McCormick & Company Common Stock, S&P 500 Stock Index and S&P Food Products Index

*   Total Return Assumes Reinvestment of Dividends
**  Fiscal Year ending November 30

                           MID-TERM INCENTIVE PROGRAM

    On January 26, 1998, the Board of Directors, upon recommendation of the Compensation Committee, adopted the "Mid-Term Incentive Program," subject to approval of the Company's stockholders. If the Program is not approved by the required vote of stockholders, it will terminate.

    The Mid-Term Incentive Program is designed to provide an incentive to a limited number of the Company's most senior executives to take actions to cause the Company to achieve targeted objectives for sales growth and total shareholder return. The Program would be comprised of several three-year cycles, the first three-year cycle to start on December 1, 1997, the second to start on December 1, 1999, and the remaining cycles to start every two years thereafter.

    Prior to the commencement of each cycle, the Company will establish, with the approval of the Compensation Committee, a goal for sales growth and total shareholder return. Total shareholder return for the Company during a cycle will be compared to the total shareholder return of other companies in the S&P Food Products Index. The amount of the benefit to be paid under the Program to participants depends on the extent to which the sales growth target is achieved and also on the relative position of the Company, based on its total shareholder return for the three-year cycle, as compared to other companies on the S&P Food Products Index. Payments will be adjusted if actual performance over the three-year cycle is greater than or less than the goals. Payment will be in the form of shares of McCormick Common Stock based on the value of such shares at the time that the payment is due. The Program provides that the maximum benefit that may be paid to the highest level participant at the end of any three-year cycle is $2,000,000. However, the maximum benefit that can be paid at the end of the first cycle is $1,570,000, which is payable only if cumulative sales growth exceeds 50% and total shareholder returns place the Company in at least the 80th percentile of the S&P Food Products Index.

    The Compensation Committee will administer the Program and will designate as participants in the Program certain key executives of the Company who are likely to have a significant impact on the Company's sales growth and shareholder return. For the first cycle beginning December 1, 1997, the Compensation Committee has named seven key executives as participants, including Messrs. Lawless, Davey, Nordhoff and Schroeder.

    Participants will become vested in Program benefits upon completion of each three-year cycle, except for special circumstances such as retirement, death or disability. If a participant's employment terminates prior to completion of a Program cycle as a result of retirement, death or disability, a pro rata benefit is paid based on the participant's length of service in the cycle. If a participant terminates employment voluntarily or is terminated involuntarily for cause during a Program cycle, all benefits under the current cycle are forfeited. In addition, if a participant becomes an employee of, or provides services to, a competitor of the Company within two years after termination of employment with the Company, the participant must reimburse the Company for all Program payments made during the two years immediately preceding his termination of employment.

    In general, upon receipt of shares of stock pursuant to the Program, it is expected that recipients will recognize ordinary income for U.S. income tax purposes and the Company will receive a tax deduction in the same amount. Shares of stock will not be registered under the Securities Act of 1933, and will, therefore, be "restricted" securities upon issuance. Recipients will be required to make a Section 83(b) election under the Internal Revenue Code of 1986, as amended.

    If the Program had been in effect for the three-year cycle ending November 30, 1997, and assuming Program targets had been equal to those of the cycle beginning December 1, 1997, no benefits would have been payable to any participants, including those executive officers of the Company listed in the Compensation Table on page 13.

    REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the approval of the Program.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROGRAM.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, has appointed the accounting firm of Ernst & Young LLP to serve as the independent auditors of the Company for the current fiscal year subject to ratification by the stockholders of the Company. Ernst & Young LLP were first appointed to serve as independent auditors of the Company in 1982 and are considered by management of the Company to be well qualified.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    REQUIRED VOTE OF STOCKHOLDERS. The favorable vote of at least a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for ratification of the appointment of independent auditors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION.

                                 OTHER MATTERS

    Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

                               VOTING PROCEDURES

    Each matter submitted to the stockholders for a vote is deemed approved if a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present votes in favor of the matter. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum.

    Stockholder votes are tabulated manually by the Company's Shareholder Relations Office. Broker non-votes are neither counted in establishing a quorum nor voted for or against matters presented for stockholder consideration; proxy cards which are executed and returned without any designated voting direction are voted in the manner stated on the proxy card. Abstentions and broker non-votes with respect to a proposal are not counted as favorable votes, and therefore have the same effect as a vote against the proposal.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Proposals of stockholders to be presented at the 1999 Annual Meeting must be received by the Secretary of the Company prior to October 17, 1998 to be considered for inclusion in the 1999 proxy material.

                                                                       APPENDIX

                           MID-TERM INCENTIVE PROGRAM

                                 PLAN DOCUMENT

                       MCCORMICK MID-TERM INCENTIVE PROGRAM

BACKGROUND

/ / Stock options, McCormick's only longer-term incentive, reward growth in stock price, but do not provide guidance as to how to create shareholder value. Based on a study done by compensation consultants with the Compensation Committee, McCormick has a unique opportunity to introduce a special Mid-Term Incentive Program that would focus participants' performance and support key strategies, including:

       _____  Focus on shareholder value

       _____  Support and direct strategic growth

       _____  Retention of an aggressive executive management team.

This new program should allow the executive management team and the Compensation Committee to establish and communicate their own goals for success and the rewards for achieving those goals. A Mid-Term Incentive Program coupled with the existing stock option program should provide a very direct incentive to executive management to achieve agreed upon goals.

                      MCCORMICK MID-TERM INCENTIVE PROGRAM

OBJECTIVE

/ / Motivate participants to achieve cumulative corporate sales growth* and cumulative total shareholder return (TSR**) objectives for a three-year performance period. Provide appropriate rewards to participants for accomplishing the performance objectives.


        * Corporate sales growth--Net dollar sales growth for the corporation, adjusting for the impact of acquisitions and divestitures.

        ** (TSR) Total Shareholder Return--The total accumulation of stock appreciation plus dividends (assumed to be reinvested) over a period of time.

PARTICIPANT SELECTION CRITERIA

Those executives who have significant impact on Sales Growth and Total Shareholder Return as determined by the Compensation Committee.

PROGRAM TERM AND PARTICIPANT VESTING

Overlapping three-year performance cycles, with a new Program Cycle starting every two fiscal years, as shown below. Participants become vested in the program upon the completion of each three-year performance cycle, except for special terminations (e.g. retirement, death, disability, etc.).

                                            FISCAL YEAR
                            ----------------------------------
                     1998       1999       2000       2001        2002       2003    2004     2005

            1    Start  -------------------- End
Program                 (12/1/97 - 11/30/00)
  Cycle     2                       Start --------------------- End
                                           (12/1/99 - 11/30/02)
            3
                                                             Start ------------------- End
                                                                   (12/1/01 - 11/30/04)
          etc.


THREE-YEAR PERFORMANCE MEASURES

Two performance measures, equally weighted: (i) Cumulative corporate sales growth compared to Program Cycle objectives and (ii) Cumulative McCormick Total Shareholder Return (TSR) Index compared to S&P Food Products Index (same companies as McCormick's proxy comparator group)

_____ Cumulative Corporate Sales Growth--Threshold, target and maximum sales growth percentages are established at the beginning of the Program Cycle.

_____ Cumulative TSR Index--Threshold, target and maximum relative TSR percentile rankings are established at the beginning of the Program Cycle.

PROGRAM MECHANICS

/ / A juxtaposition of rewards and degrees of performance achievement on selected financial goals is created and approved at the beginning of each Program Cycle. Awards are received in unregistered restricted shares of McCormick common stock at the end of the three-year performance period, depending upon actual achievement of the three-year performance objectives, as determined by a Performance matrix.

/ / The number of shares earned by the participant will depend on the incentive amount earned and McCormick's stock price at the end date.

/ / The Program design allows McCormick to expense the award at the end date and to receive "favorable" accounting treatment (i.e., fixed accounting charge independent of stock price fluctuations).

/ / Each participant will recognize ordinary income for tax purposes upon receipt of stock; McCormick will receive a tax deduction equal to the ordinary income recognized by participants.

/ / Each participant will be responsible for the payment of any tax liability which may arise as a result of his participation in this program and will also be required to submit and timely file an election under Section 83(b) of the Internal Revenue Code, as amended, to evidence his election to be taxed at the time the stock is awarded rather than upon expiration of the restriction on the stock.

/ / Each participant will pay the Company such amount of money as may be necessary to satisfy the Company's obligation to withhold any federal, state or local taxes from payments to be made under the Program. The participant may satisfy this obligation either by authorizing the Company to withhold shares of stock otherwise deliverable under the Program or by delivering cash or other shares of Company stock already owned by him to the Company. The shares of stock withheld or delivered shall have a fair market value equal to the withholding obligations.

/ / The Program provides that the maximum benefit that may be paid to the highest level participant at the end of any three-year cycle is $2,000,000.

TARGET AWARDS

/ / Mid-Term Incentive Program target incentives are set so that McCormick's annualized total long-term incentive values (McCormick stock options plus Mid-Term Incentive Program target incentives) are between the 50th and 75th market percentile levels for each salary grade. These above median competitive levels are earned only to the degree that mid-term performance is achieved.

AWARD CALCULATION FORMULA -- TWO STEP PROCESS



1. Salary Grade Target                 Sales Growth and TSR          Total Incentive $
    Performance $            X      Performance Award Modifier   =         Amount
       Amount                               Matrix

2. Total Incentive $ Amount  =        Number of McCormick
   ------------------------            Shares Awarded to
   Price Per Share on Date                Participant
        of Award



ADMINISTRATIVE GUIDELINES

The following are guidelines for the Program's administration:

     / /  Business Acquisitions/Divestitures

         ____ Recalibrate the Cumulative Sales Growth threshold, target and maximum objectives

         ____ No change to TSR measures

     / /  New Participants

         ____ Approved by the Compensation Committee for inclusion at the beginning of each program cycle

     / /  Transfer to an Ineligible Position

         ____ Award paid based on pro rata target amount and adjusted for actual performance

/ /  Terminations

     ____ Voluntary

          ___ Forfeit all benefits under the current cycle

          ___ And if the participant terminates his employment with McCormick and, within two years after termination, becomes an employee of, or otherwise provides services to, a competitor of McCormick, the participant shall forfeit any benefits received under the Program within two years prior to his termination. The forfeiture shall require the participant to deliver to the Company the shares of stock received under the Program within two years prior to his termination, or if the restriction on such shares has lapsed and the shares have been sold by the participant, the participant shall deliver to the Company the cash equivalent of such shares based on the NASDAQ National Market List closing price of McCormick's Common Stock Non-Voting on the date on which the participant begins providing services to the competitor. The shares or the cash shall be delivered to the Company within thirty days after the participant begins providing services to the competitor.

     ____ Involuntary (except "for cause")

          ____ Award paid based on pro rata target amount and adjusted for actual performance

     ____ Retirement

          ____ Award paid based on pro rata target amount and adjusted for actual performance

     ___ For Cause

         ____ Forfeit all benefits under the current cycle

/ / Death or Disability

     ____ Award paid based on pro rata target amount and adjusted for actual performance